UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2014

VIOLIN MEMORY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4555 Great America Parkway

Santa Clara, California 95054

(Address of Principal Executive Offices)

(650) 396-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2014, Violin Memory, Inc. (“Violin”) and Clinton Relational Opportunity Master Fund, L.P. (together with its affiliates, the “Clinton Group”) entered into a settlement agreement (the “Settlement Agreement”) for the purpose of, among other things, settling a potential proxy contest with respect to the election of directors to Violin’s board of directors (the “Board”) at the 2014 annual meeting of the stockholders of Violin. Pursuant to the Settlement Agreement:

•	On April 14, 2014, Violin increased the size of the Board from seven to eight members and appointed Vivekanand Mahadevan as a Class II Director of the Board to fill the newly created Board seat. Mr. Mahadevan’s term will expire at the 2015 annual meeting of the stockholders of Violin.

•	On April 14, 2014, effective immediately upon Mr. Mahadevan’s appointment to the Board, Mr. Mahadevan was appointed to the Audit Committee of the Board, and will be entitled to serve on the Audit Committee of the Board for the remainder of his term in accordance with the terms of the Settlement Agreement.

•	The Clinton Group has withdrawn its nomination letter to Violin and has agreed to cause all shares of Violin’s common stock beneficially owned by it and its affiliates to vote in favor of (i) the election of each of the Board’s nominees that is currently an incumbent director for election as a Class I Director, (ii) approval of the material terms of Violin’s 2012 Stock Incentive Plan solely to preserve Violin’s ability to receive corporate income tax deductions that otherwise may be disallowed pursuant to Internal Revenue Service Code Section 162(m), and (iii) ratification of the engagement of KPMG LLP as Violin’s independent registered public accounting firm. The foregoing description of Violin’s 2012 Stock Incentive Plan is qualified in its entirety by the full text of the 2012 Stock Incentive Plan, which was filed as Exhibit 10.03 to Violin’s Form S-1 filed with the Securities and Exchange Commission on September 26, 2013 and is incorporated by reference herein.

•	If, during the Standstill Period (as defined below), Mr. Mahadevan is no longer willing or able to serve on the Board, then the Clinton Group will have the ability to recommend a substitute person as a director nominee to the Nominating and Corporate Governance Committee of the Board, in accordance with the terms of the Settlement Agreement.

Furthermore, the Clinton Group has agreed to observe normal and customary standstill provisions during the period beginning on the date of the Settlement Agreement until the earlier of (i) the date that is 20 days prior to the expiration of Violin’s advance notice period for the nomination of directors or presentation of proposals at the 2015 annual meeting of the stockholders of Violin or (ii) such date that Violin has materially breached any of its commitments or obligations under certain provisions of the Settlement Agreement, and such breach cannot be cured within 10 days following notice of such breach (such period, the “Standstill Period”). Both the Clinton Group and Violin have agreed that, during the Standstill Period, neither party may disparage, call into disrepute, or otherwise defame or slander the other party or its subsidiaries, affiliates, officers or directors.

Violin has agreed to reimburse the Clinton Group for its reasonable and documented out-of-pocket third party expenses related to the Settlement Agreement and related matters, up to a maximum of $25,000.

The above summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On April 12, 2014, Violin appointed Vivekanand Mahadevan as a Class II Director of the Board to fill the newly created Board seat as described in Item 1.01 above. Item 1.01 is incorporated herein by reference. Except for the Settlement Agreement or as otherwise provided herein, Mr. Mahadevan has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Vivekanand Mahadevan has been an independent business consultant since March 2012. Mahadevan was previously the Chief Strategy Officer for NetApp, Inc., a supplier of enterprise storage and data management software and hardware products and services, from November 2010 until February 2012 and prior to that time served as Vice President of Marketing for LSI Corporation, an electronics company that designs semiconductors and software that accelerate storage and networking, from January 2009 to September 2010. Prior to LSI Corporation, he was Chief Executive Officer for Deeya Energy, Inc., a company that develops and manufactures stationary electrical energy storage solutions, from December 2007 to July 2008. Mahadevan has also held senior management positions with leading storage and systems management companies including BMC Software, Compaq, Ivita, and Maxxan Systems. Mahadevan also currently serves on the board of directors of Overland Storage, Inc. (formerly known as Overland Data, Inc.), a provider of data management and data protection products, where he has served since November 2012.

It is contemplated that Violin and Mr. Mahadevan will enter into the standard Violin Indemnification Agreement for directors. This agreement requires Violin, among other things, to indemnify its directors against liabilities that may arise by reason of their status or service. The agreement also requires Violin to advance all expenses incurred by the directors in investigating or defending any such action, suit or proceeding, subject to the terms contained in the agreement. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.01 to Violin’s Form S-1 filed with the Securities and Exchange Commission on September 26, 2013 and is incorporated by reference herein.

Item 8.01.	Other Events.

On April 14, 2014, Violin issued a press release announcing its settlement with the Clinton Group. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement, dated April 12, 2014, by and between Violin Memory, Inc. and Clinton Relational Opportunity Master Fund, L.P.

99.1	Press Release, dated April 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2014

VIOLIN MANAGEMENT, INC.

By:	/s/ Cory Sindelar
Name:	Cory Sindelar
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated April 12, 2014, by and between Violin Memory, Inc. and Clinton Relational Opportunity Master Fund, L.P.

99.1	Press Release, dated April 14, 2014